Exhibit 99.1

Investor Inquiries:

IR@netsuite.com

Media Contact:

Mei Li

Senior VP, Corporate Communications

NetSuite Inc.

Phone: 650.627.1063

E-mail: meili@netsuite.com

NETSUITE ANNOUNCES RECORD THIRD QUARTER 2008 RESULTS

Revenue of $40.4 Million Up 44% Over Q3 2007

Ending Cash Balance of $133.0 Million

SAN MATEO, Calif. – November 3, 2008 – NetSuite Inc. (NYSE: N), a leading vendor of on-demand, integrated business management software suites for mid-market enterprises and divisions of large companies, today announced operating results for its third quarter, which ended September 30, 2008.

Total revenue for the third quarter was $40.4 million, a 44% increase over the third quarter of 2007, and an 11% increase over the second quarter of 2008. The third quarter of 2008 marked the 36th consecutive quarter of increased revenue for NetSuite.

On a GAAP basis, net loss for the third quarter of 2008 was $(6.2 million), or $(0.10) per share, compared to $(1.8 million), or $(0.21) per share in the third quarter of 2007.

Net loss on a non-GAAP basis for the third quarter of 2008 was $(1.7 million), or $(0.03) per share, compared with $(1.2 million), or $(0.02) per share in the third quarter of 2007. As a result of the strengthening of the US dollar, the Company recorded $874,000 in net foreign exchange rate losses resulting from the revaluation of assets and liabilities during the third quarter of 2008. Excluding the impact of foreign exchange losses, the non-GAAP loss for the quarter was $(826,000) or $(0.01) per share. Foreign exchange gains and losses were not significant in prior periods, and the Company has implemented hedging strategies intended to minimize the impact of foreign exchange rates fluctuations in future quarters.

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NETSUITE ANNOUNCES RECORD THIRD QUARTER 2008 RESULTS

Items presented on a non-GAAP basis exclude expenses related to stock-based compensation and the amortization of intangible assets. A reconciliation of net loss and net loss per share on a non-GAAP basis and a non-GAAP loss excluding the impact of foreign exchange losses to their comparable measures on a GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Revenue from the Americas for the third quarter of 2008 was $33.2 million, while revenue from international regions outside of the Americas was $7.2 million and now comprises 18% of total revenue. The Company added more than 300 new customers in the third quarter.

Short-term deferred revenue grew to $64.2 million as of September 30, 2008, as compared to $59.8 million at December 31, 2007 and $56.0 million at September 30, 2007. These comparisons exclude the accounting impact of the Company’s 2006 agreements with distribution partners related to its Japanese subsidiary. A reconciliation of our deferred revenue with and without these agreements is available at the Company’s Investor Relations Web site at www.netsuite.com/investors.

“We are pleased with our record third quarter results, and we believe our top-line growth makes us the fastest-growing ERP-based suite in the market,” said Zach Nelson, CEO of NetSuite. “While market conditions remain unpredictable, we believe that the cost-reduction and productivity enhancements provided by NetSuite’s on-demand integrated suite will be highly sought after by customers as they navigate through these turbulent times.”

Conference Call

NetSuite will host a conference call to discuss its third quarter 2008 results at 2:00 p.m. Pacific Standard Time (“PST”) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations Web site at http://www.netsuite.com/investors. In addition, an archive of the webcast can be accessed through the same link for at least 30 days. Participants may also call into the conference call by calling 877-795-3638 domestically and 719-325-4792 internationally. A replay of the call will be available at 888-203-1112 or 719-457-0820, passcode 6244166, until 12:00 midnight PST on November 8, 2008.

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NETSUITE ANNOUNCES RECORD THIRD QUARTER 2008 RESULTS

About NetSuite

NetSuite Inc. is a leading vendor of on-demand, integrated business management software suites for mid-sized businesses and divisions of large companies. NetSuite enables mid-market companies to manage core business operations in a single system, which includes accounting / enterprise resource planning (“ERP”), customer relationship management (“CRM”), and Ecommerce. NetSuite’s patent-pending “real-time dashboard” technology provides an easy-to-use view into up-to-date, role-specific business information.

Cautionary Note Regarding Forward-Looking Statements

This press release and the scheduled conference call contain forward-looking statements relating to expectations, plans, prospects, or financial results for NetSuite, including our stated expectation for market share growth. These forward-looking statements are based upon current expectations and beliefs of NetSuite’s management as of November 3, 2008, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and NetSuite disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for on-demand services may develop more slowly than expected; quarterly operating results may fluctuate more than expected; unexpected disruptions of service at the Company’s data center may occur; a security breach may impact operations; risks associated with material defects or errors in the Company’s software or the effect of undetected computer viruses could impact operations; general changing and unpredictable macro-economic conditions including recent market volatility; the risk of technological developments and innovations by others; our ability to successfully identify other business and technologies for acquisition that will complement our business and the ability to successfully acquire and integrate those businesses and technologies; the risk of loss of power or disruption in Internet service; failure to manage growth; the ability to manage operations when faced with competitive pricing and marketing strategies by competitors or changing macro-economic conditions; the risk of losing key employees; increased demands on employees and costs associated with operating as a public company; evolving government regulation of the Internet and Ecommerce; changes to current accounting rules; and general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties.

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NETSUITE ANNOUNCES RECORD THIRD QUARTER 2008 RESULTS

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Quarterly Report on Form 10-Q filed on August 13, 2008, and any subsequently filed reports on Forms 10-K, Forms 10-Q and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) at www.sec.gov or NetSuite’s Web site at www.netsuite.com.

Non-GAAP Financial Measures

The Company’s stated results include certain non-GAAP financial measures, including net loss, weighted average shares outstanding, and net loss per share. Non-GAAP net loss excludes expenses related to stock-based compensation expense and the amortization of intangible assets. Non-GAAP net loss excludes these expenses as they are non-cash items, are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. Additionally, non-GAAP weighted average shares outstanding, the denominator for the non-GAAP net loss per share calculation for the periods during 2007 assumes that the conversion of preferred stock and the issuance of common stock as part of the Company’s Initial Public Offering had occurred at the beginning of the applicable period. The Company considers these events to be non-routine, and believes these adjustments provide useful comparative information to investors. The Company has also provided non-GAAP loss and loss per share excluding foreign exchange losses for the third quarter of 2008 for comparability purposes due to the unusual magnitude of these losses, and the actions undertaken to reduce the likelihood of incurring a similar magnitude of net gain or loss in future periods.

The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company and are used by the Company’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

A copy of this press release can be found on the Company’s Investor Relations Web site at www.netsuite.com/investors. NetSuite and the NetSuite logo are registered service marks of NetSuite Inc.

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NETSUITE ANNOUNCES RECORD THIRD QUARTER 2008 RESULTS

NetSuite Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	December 31, 2007	September 30, 2008
Assets
Current assets:
Cash and cash equivalents	$169,408	$133,036
Accounts receivable, net of allowances of $585 and $453 as of December 31, 2007 and September 30, 2008, respectively	18,698	22,594
Deferred commissions	13,241	11,745
Other current assets	1,778	2,195

Total current assets	203,125	169,570
Property and equipment, net	12,068	14,309
Deferred commissions, non-current	2,275	1,914
Goodwill	—	18,424
Other intangible assets, net	—	9,335
Other assets	1,309	1,712

Total assets	$218,777	$215,264

Liabilities, minority interest and stockholders’ equity
Current liabilities:
Accounts payable	$2,788	$5,553
Deferred revenue	65,875	67,744
Accrued compensation	8,552	9,842
Other current liabilities	13,784	10,215

Total current liabilities	90,999	93,354
Long-term liabilities:
Deferred revenue, non-current	11,111	8,452
Other long-term liabilities	4,257	3,804

Total long-term liabilities	15,368	12,256

Total liabilities	106,367	105,610

Minority interest	1,330	605

Commitments and contingencies
Stockholders’ equity	111,080	109,049

Total liabilities, minority interest and stockholders’ equity	$218,777	$215,264

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NETSUITE ANNOUNCES RECORD THIRD QUARTER 2008 RESULTS

NetSuite Inc.

Condensed Consolidated Statements of Operations

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	Three months ended
	September 30, 2007	December 31, 2007	March 31, 2008	June 30, 2008	September 30, 2008
Revenue	$28,065	$31,734	$34,118	$36,553	$40,404
Cost of revenue (1)	8,440	9,583	10,115	11,665	13,733

Gross profit	19,625	22,151	24,003	24,888	26,671

Operating expenses:
Product development (1)	3,683	4,990	4,082	4,452	6,056
Sales and marketing (1)	14,083	16,026	17,805	19,401	20,221
General and administrative (1)	3,622	4,423	5,467	5,145	6,426

Total operating expenses	21,388	25,439	27,354	28,998	32,703

Operating loss	(1,763)	(3,288)	(3,351)	(4,110)	(6,032)

Other income / (expenses), net, including the effect of minority interest and income taxes	(32)	6	1,322	982	(210)

Net loss	$(1,795)	$(3,282)	$(2,029)	$(3,128)	$(6,242)

Net loss per common share	$(0.21)	$(0.22)	$(0.03)	$(0.05)	$(0.10)

Weighted average number of shares used in computing net loss per common share	8,412	15,246	60,093	60,160	60,436

(1) Includes stock-based compensation expense and amortization of intangible assets as follows:

	Three months ended
	September 30, 2007	December 31, 2007	March 31, 2008	June 30, 2008	September 30, 2008
Cost of revenue	$125	$183	$294	$525	$1,113
Product development	256	1,478	483	548	1,147
Sales and marketing	46	225	334	568	1,234
General and administrative	215	554	498	587	1,048

Total stock-based compensation expense and amortization of intangible assets	$642	$2,440	$1,609	$2,228	$4,542

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NETSUITE ANNOUNCES RECORD THIRD QUARTER 2008 RESULTS

NetSuite Inc.

Reconciliation of Net Loss Per Share to Non-GAAP Net Loss Per Share

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	Three months ended
	September 30, 2007	December 31, 2007	March 31, 2008	June 30, 2008	September 30, 2008
Numerator:
Reconciliation between GAAP and non-GAAP net loss:
Net loss	$(1,795)	$(3,282)	$(2,029)	$(3,128)	$(6,242)
Reversal of stock-based compensation expense and amortization of intangible assets (a)	642	2,440	1,609	2,228	4,542

Non-GAAP net loss:	$(1,153)	$(842)	$(420)	$(900)	$(1,700)

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net loss per common share:
Weighted average number of shares used in computing net loss per common share	8,412	15,246	60,093	60,160	60,436
Pro forma adjustments to reflect assumed weighted average effect of issuing shares in initial public offering on January 1, 2007 (b)	6,765	5,883	—	—	—
Pro forma adjustments to reflect assumed weighted average effect of conversion of preferred stock on
January 1, 2007 based on conversion price set at initial public offering date (c)	44,677	38,849	—	—	—

Non-GAAP weighted average shares used in computing non-GAAP net loss per common share	59,854	59,978	60,093	60,160	60,436

GAAP net loss per share	$(0.21)	$(0.22)	$(0.03)	$(0.05)	$(0.10)

Non-GAAP net loss per share	$(0.02)	$(0.01)	$(0.01)	$(0.01)	$(0.03)

	Three months ended
	September 30, 2007	December 31, 2007	March 31, 2008	June 30, 2008	September 30, 2008
Numerator:
Reconciliation between GAAP and non-GAAP net loss excluding foreign exchange gains and losses:
Net loss	$(1,795)	$(3,282)	$(2,029)	$(3,128)	$(6,242)
Reversal of stock-based compensation expense, amortization of intangible assets and foreign exchange gains and losses (a)(d)	425	2,461	1,708	2,242	5,416

Non-GAAP net loss:	$(1,370)	$(821)	$(321)	$(886)	$(826)

Denominator:
Non-GAAP weighted average shares used in computing non-GAAP net loss per common share (computed above)	59,854	59,978	60,093	60,160	60,436

GAAP net loss per share	$(0.21)	$(0.22)	$(0.03)	$(0.05)	$(0.10)

Non-GAAP net loss per share excluding foreign exchange gains and losses:	$(0.02)	$(0.01)	$(0.01)	$(0.01)	$(0.01)

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NETSUITE ANNOUNCES RECORD THIRD QUARTER 2008 RESULTS

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, NetSuite uses non-GAAP measures of net loss, weighted average shares outstanding and net loss per share, which are adjusted to exclude stock-based compensation expense, amortization of acquisition-related intangible assets and to include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NetSuite’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with Statement of Financial Accounting Standards No. 123(R) for options granted after January 1, 2007, and Accounting Principles Board Opinion No. 25 for options granted before January 1, 2007. Amortization of intangible assets resulted principally from the acquisition of OpenAir, Inc. While a large component of our expense in certain periods, we believe investors may want to exclude the effects of stock-based compensation expense and the amortization of intangible assets in order to compare our financial performance with that of other companies and between time periods.

(b)	Represents common shares issued in the Company’s IPO as if the shares were issued as of the beginning of the comparable periods. We believe investors may want to give effect to the issuance for prior periods in order to compare our financial performance with that of other companies and between time periods.

(c)	Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the beginning of the comparable periods. Convertible preferred shares were converted into common shares as of December 20, 2007, the date of our IPO. We believe investors may want to give effect to the conversion for prior periods in order to compare our financial performance with that of other companies and between time periods.

(d)	Foreign exchange gains and losses represent the net gain or loss we have recorded during the period for the impact of currency exchange rate movements on cash and other assets and liabilities denominated in foreign currencies. Due to significant strengthening of the U.S. dollar during the three months ended September 30, 2008, we recorded net losses of $874,000 during the period, which is significantly larger than the net gains or losses incurred in any other period. The Company has subsequently undertaken a hedging strategy to reduce the risk of recurrence for these types of losses in future periods. Due to the unusual magnitude of these losses, and the actions undertaken to reduce the likelihood of incurring a similar magnitude of net gain or loss in future periods, we have presented non-GAAP loss and loss per share excluding foreign exchange losses for comparability purposes.

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NETSUITE ANNOUNCES RECORD THIRD QUARTER 2008 RESULTS

NetSuite Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

(unaudited)

	Nine months ended September 30,
	2007	2008
Cash flows from operating activities:
Net loss	$(20,624)	$(11,399)
Adjustments to reconcile net loss to net cash provided by / (used in) operating activities:
Depreciation and amortization	2,351	3,823
Amortization of other intangible assets	—	967
Provision for accounts receivable allowances	414	507
Stock-based compensation	15,784	7,411
Amortization of deferred commissions	14,437	17,112
Loss on disposal of property and equipment	1	43
Minority interest	(376)	(851)
Accrued interest on notes receivable from stockholders	(56)	—
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(3,039)	(4,410)
Deferred commissions	(13,630)	(15,242)
Other current assets	(456)	(366)
Other assets	62	(342)
Accounts payable	(803)	(285)
Accrued compensation	1,370	926
Deferred revenue	2,151	(800)
Other current liabilities	2,887	(972)
Other long-term liabilities	(55)	186

Net cash provided by / (used in) operating activities	418	(3,692)

Cash flows from investing activities:
Proceeds from disposal of property and equipment	6	18
Purchases of property and equipment	(3,331)	(4,496)
Capitalized internal use software	(87)	(184)
Acquisition of OpenAir, net of cash received	—	(28,221)

Net cash used in investing activities	(3,412)	(32,883)

Cash flows from financing activities:
Payment of offering costs	(1,065)	(950)
Proceeds from line of credit from related party	1,000	—
Proceeds from notes receivable from stockholders	4,429	—
Payments under capital leases and long-term debt	(718)	(1,182)
Proceeds from issuance of common stock	764	1,897

Net cash provided by / (used in) financing activities	4,410	(235)

Effect of exchange rate changes on cash and cash equivalents	159	438

Net change in cash and cash equivalents	1,575	(36,372)
Cash and cash equivalents at beginning of period	9,910	169,408

Cash and cash equivalents at end of period	$11,485	$133,036

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